UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

Plumas Bancorp
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530)283-7305

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
Plumas Bancorp entered into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of San Francisco (“FRB”) effective on July 25, 2011. Under the terms of the Written Agreement, Plumas Bancorp has agreed to take certain actions that are designed to maintain its financial soundness so that it may continue to serve as a source of strength to its subsidiary, Plumas Bank. Among other things, the Written Agreement requires prior written approval related to the payment or taking of dividends and distributions, making any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities, incurrence of debt, and the purchase or redemption of stock. In addition, the Agreement requires Plumas Bancorp to submit, within 60 days of the Agreement, a written statement of Plumas Bancorp’s planned sources and uses of cash for debt service, operating expense and other purposes for the remainder of 2011 and annually thereafter.
The foregoing description of the Agreement is a summary and does not purport to be a complete description of all of the terms of such document, and is qualified in its entirety by reference to the Agreement, attached hereto as Exhibits 10.1.
In connection with the foregoing, Plumas Bancorp hereby furnishes the following exhibit:
Item 9.01. Exhibits.

Exhibit
Number	Exhibit Title
10.1	Written Agreement with Federal Reserve Bank of San Francisco.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)
July 29, 2011	By:	/s/ Richard L. Belstock
		Name:	Richard L. Belstock
		Title:	Senior Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Written Agreement with Federal Reserve Bank of San Francisco.